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EXHIBIT 21

              ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                             As of December 31, 1999

                                            State or Country      % of         Name Doing Business
           Subsidiary                       of Incorporation     Ownership              As
-----------------------------------------------------------------------------------------------------
Dish Entertainment Corporation                   Colorado          100%        Dish Entertainment
Dish Factory Direct Corporation                  Colorado          100%        Dish Factory Direct
Dish Network Credit Corporation                  Colorado          100%        DNCC
EchoStar DBS Corporation                         Colorado          100%        EchoStar DBS
EchoStar Engineering Corporation                 Colorado          100%        EchoStar Engineering
EchoStar KuX Corporation                         Colorado          100%        KuX
EchoStar 110 Corporation                         Colorado          100%        EchoStar 110
EchoStar PAC Corporation                         Colorado          100%        EchoStar PAC
EchoStar Real Estate Corporation II              Colorado          100%        EREC II
Echo Acceptance Corporation                      Colorado          100%(1)     EAC
Dish Network Service Corporation f/k/a           Colorado          100%(1)     DNSC
  Dish Installation Network Corporation
Echosphere Corporation                           Colorado          100%(1)     Echosphere
EchoStar International Corporation               Colorado          100%(1)     EchoStar International
EchoStar North America Corporation f/k/a         Colorado          100%        EchoStar North America
  EchoStar Licensee Corporation
EchoStar Real Estate Corporation                 Colorado          100%(1)     EREC
EchoStar Satellite Corporation                   Colorado          100%(1)     ESC
E-Sat, Inc.                                      Colorado           80%(1)     E-Sat
EchoStar Technologies Corporation f/k/a          Texas             100%(1)     EchoStar Technologies
  Houston Tracker Systems, Inc.
Houston Tracker Systems, Inc.                    Colorado          100%(1)     HTS
HT Ventures, Inc.                                Colorado          100%(1)     HTV
EchoStar Data Networks Corporation f/k/a         Colorado          100%        EchoStar Data Networks
  Media4, Inc.
NagraStar LLC                                    Colorado           50%        NagraStar
Satellite Communications Operating Corporation   Colorado          100%        SCOC
Satellite Source, Inc.                           Colorado          100%(1)     Satellite Source
Sky Vista Corporation                            Colorado          100%(1)     Sky Vista
Transponder Encryption Services Corporation      Colorado          100%        TESC
EchoStar Space Corporation                       Colorado          100%        Space
EchoStar UK Holdings                             Foreign           100%        UK Holdings
Eldon Technology Limited                         Foreign           100%        Eldon



(1)  This is a subsidiary of EchoStar DBS Corporation